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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Gateway, Inc. on Forms S-8 (File Nos. 33-08837, 33-84116, 33-84118, 33-84120,
33-84122, 33-84124, 333-33231, 333-36071) and Form S-1 (File No. 33-70618) of
our report dated January 20, 2000, on our audits of the consolidated financial statements and financial statement schedule of Gateway, Inc. as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31,1999, which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


San Diego, California
March 30, 2000